UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2011

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 4, 2011, Lyris, Inc. (“Company”) announced that Deborah Eudaley has been appointed as the Company’s new Chief Financial Officer, effective as of November 4, 2011. Wolfgang Maasberg resigned from his position as the Interim Chief Financial Officer of the Company, effective as of that date. Mr. Maasberg remains the Company’s Chief Executive Officer and President.

     Prior to joining the Company, Ms. Eudaley, 53, served as Chief Financial Officer for Cloudmark Inc., a private messaging security software company, since June 2010, where she managed all finance, accounting and human resources matters. From 2004 to February 2010, she was Chief Financial Officer and Senior Vice President of Finance and Operations for GoldenGate Software Inc., a transaction data management company, which was acquired by Oracle in 2009. Ms. Eudaley also served as Vice President, Financial Planning & Analysis for Riverdeep, Inc., a publisher of educational products, from 2003 to 2004. She also served as Chief Financial Officer for Indivos Inc., a developer of biometric based authentication for the payments processing market, from 2000 to 2002, Alibris Inc, a provider of hard to find books to business partners and consumers, from 1999 to 2000, and Placeware Inc., a provider of internet conferencing services, from 1998 to 1999. Ms. Eudaley holds a B.A. from U.C. Berkeley and an M.B.A. from California State University, Hayward.

     The Company entered into an offer letter with Ms. Eudaley, dated as of October 17, 2011 (“Offer Letter”), under which Ms. Eudaley will receive an annual salary of $260,000 and be eligible for a target annual bonus of $100,000 in 2012. Ms. Eudaley will also receive a sign-on bonus of $8,333 per month for the remainder of 2011. Subject to approval by the Company’s Board of Directors, the Company will grant Ms Eudaley an option to purchase 1,450,000 shares of Company common stock at an exercise price of not less than $0.19 per share. The award will be made pursuant to the Company’s 2005 Equity-Based Compensation Plan and vest over four years, with 25% of the total number of shares vesting on the 12 month anniversary of her start date with the Company, and the remainder vesting quarterly thereafter. In addition if Ms. Eudaley is terminated by the Company without cause, she will receive a severance payment equal to 50% of her base salary, at the rate in effect on the date of termination of her employment, 50% of her annual bonus and 12 months of company-paid COBRA health insurance premiums. In the event the Company undergoes a change of control and Ms. Eudaley is terminated without cause within three months prior to or two years following a change in control, she will be entitled to a severance payment equal to six months of her base salary, at the rate in effect on the date of termination of her employment, 50% of her annual bonus, 12 months of company-paid COBRA health insurance premiums and accelerated vesting of her then unvested options.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date: November 4, 2011